EXHIBIT 20.12

                  UCFC Acceptance Corporation
           Home Equity Loan Pass-Through Certificates
                   Series 1996-D1 and 1996-D2

               Statement  To  Certificateholders


Distribution Date:     February 18, 1997


LOAN GROUP 1 PRINCIPAL BALANCE:                            320,236,629.01
TOTAL PRINCIPAL:                                             2,256,088.01
PREPAYMENTS:                                                 1,854,387.42
NET LIQUIDATION PROCEEDS:                                            0.00
TOTAL INTEREST:                                              3,131,032.60

LOAN GROUP 2 PRINCIPAL BALANCE:                            299,685,041.15
TOTAL PRINCIPAL:                                            10,206,131.87
PREPAYMENTS:                                                 5,074,251.16
NET LIQUIDATION PROCEEDS:                                            0.00
TOTAL INTEREST:                                              2,691,977.90


SUBSTITUTION AMOUNTS GROUP 1:                                        0.00
LOAN PURCHASE PRICES GROUP 1:                                        0.00

SUBSTITUTION AMOUNTS GROUP 2:                                        0.00
LOAN PURCHASE PRICES GROUP 2:                                        0.00

RESERVE ACCOUNT BALANCE:                                    15,559,765.17

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                      39,000,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
    AS OF THE CURRENT PAYMENT DATE:                                  0.00

SUBORDINATED AMOUNT
    AS OF THE CURRENT PAYMENT DATE:                        113,750,000.00


GROUP 1 INSURED PAYMENT RELATING TO THE CURRENT
    PAYMENT DATE:                                                    0.00
GROUP 2 INSURED PAYMENT RELATING TO THE CURRENT
    PAYMENT DATE:                                                    0.00

                                          TOTAL                TOTAL
                                          ACCRUED              DUE
                                          ----------           -----------
SERVICING FEES GROUP 1:                   134,371.96           134,362.87
SERVICING FEES GROUP 2:                   129,121.33           128,946.33

GUARANTEE FEES DUE GROUP 1:                                    757,469.74
GUARANTEE FEES DUE GROUP 2:                                    499,383.48

                       (c) COPYRIGHT 1997 Bankers Trust Company

                        UCFC Acceptance Corporation
                   Home Equity Loan Pass-Through Certificates
                           Series 1996-D1 and 1996-D2

                       Statement  To  Certificateholders


Distribution Date:   February 18, 1997



GROUP 1 REALIZED LOSSES FOR THE RELATED
    REMITTANCE PERIOD:                          0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
    AS OF THE CURRENT PAYMENT DATE:             0.00


GROUP 2 REALIZED LOSSES FOR THE RELATED
    REMITTANCE PERIOD:                          0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
    AS OF THE CURRENT PAYMENT DATE:             0.00


CLASS A-1 LIBOR RATE FOR THE RELATED
    ACCRUAL PERIOD:                             5.5800%

CLASS A-8 LIBOR RATE FOR THE RELATED
    ACCRUAL PERIOD:                             5.7200%
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DELINQUENT AND                                   60 TO       90 AND    LOANS
FORECLOSURE LOAN               30 TO 59            89        OVER      IN
INFORMATION                    DAYS               DAYS       DAYS      FORE-
                                                                       CLOSURE
-----------------------------------------------------------------------------

PRINCIPAL BALANCE - GROUP 1    3,881,040.87     120,352.72   0.00      0.00
NUMBER OF LOANS                          67              2      0      0.00

PRINCIPAL BALANCE - GROUP 2    3,612,480.03           0.00   0.00      0.00
NUMBER OF LOANS                          41              0      0      0.00

AGGREGATE PRINCIPAL BALANCE    7,493,520.90     120,352.72   0.00      0.00
AGGREGATE NUMBER OF LOANS               108              2      0         0

Note: Quantity and Principal Balance of Foreclosures are Included
      in the Delinquency Figures.
-------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                        6

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                      708,830.97

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                        1

PRINCIPAL BALANCE OF
  LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:              70,500.18

REO LOANS - GROUP 1:                                            0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                    0.00

REO LOANS - GROUP 2:                                            0

PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                    0.00

BOOK VALUE OF REO PROPERTY:                                  0.00
REO PROCEEDS:                                                0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                              (c) COPYRIGHT 1997 Bankers Trust Company

                        UCFC Acceptance Corporation
                Home Equity Loan Pass-Through Certificates
                        Series 1996-D1 and 1996-D2

                     Statement To Certificateholders

  Distribution Date:    February 18, 1997




  CLASS A-1 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-2 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-3 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-4 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-5 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-6 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-7 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-8 INTEREST SHORTFALL AMOUNT:                           0.00

  CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-8 PRINCIPAL SHORTFALL AMOUNT:                          0.00

  CLASS A-1 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-2 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-3 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-4 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-5 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-6 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-7 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-8 CARRY-FORWARD AMOUNT:                                0.00

                               (c) COPYRIGHT 1997 Bankers Trust Company